PROSPECTUS SUPPLEMENT                                EXHIBIT 99.1
(To Prospectus dated July 7, 2003)                   REGISTRATION NO.  333-89355




                             [BIOTECH HOLDRS logo]



                        1,000,000,000 Depositary Receipts
                            Biotech HOLDRS (SM) Trust



             This prospectus supplement supplements information contained in the prospectus dated July 7, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Biotech HOLDRS (SM) Trust.

             The share amounts specified in the table in the "Highlights of Biotech HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                              Primary
                                                                    Share     Trading
                         Name of Company                Ticker     Amounts    Market
      ----------------------------------------------  ----------  ---------  ---------
      Affymetrix, Inc.                                   AFFX         4       NASDAQ
      Alkermes, Inc.                                     ALKS         4       NASDAQ
      Amgen Inc.                                         AMGN       64.48     NASDAQ
      Applera Corporation--Applied Biosystems Group*      ABI        18        NYSE
      Applera Corporation--Celera Genomics Group*         CRA         4        NYSE
      Biogen IDEC Inc.                                   BIIB       26.95     NASDAQ
      Chiron Corporation                                 CHIR        16       NASDAQ
      Enzon Pharmaceuticals, Inc.                        ENZN         3       NASDAQ
      Genentech, Inc.(1)                                 DNA         88        NYSE
      Genzyme Corporation                                GENZ        14       NASDAQ
      Gilead Sciences, Inc.                              GILD        16       NASDAQ
      Human Genome Sciences, Inc.                        HGSI         8       NASDAQ
      ICOS Corporation                                   ICOS         4       NASDAQ
      MedImmune, Inc.                                    MEDI        15       NASDAQ
      Millennium Pharmaceuticals, Inc.                   MLNM        12       NASDAQ
      QLT Inc.                                           QLTI         5       NASDAQ
      Sepracor Inc.                                      SEPR         6       NASDAQ
      Shire Pharmaceuticals Group p.l.c.                SHPGY      6.8271     NASDAQ

      ---------------------
      (1) Genentech, Inc. (NYSE:DNA) announced a 2-for-1 stock split on its common stock payable on May 12, 2004 to shareholders of record as of April 28, 2004. Effective May 18, 2004 the share amount of Genentech, Inc. represented by a round lot of 100 Biotech HOLDRS was 88.

      * The securities of this company trade as a tracking stock. Please see "Risk Factors" and the business description in Annex A for additional information relating to an investment in tracking stock.

     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.


            The date of this prospectus supplement is June 30, 2004.